UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2007

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MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49611 (Commission File Number)	54-1920520 (IRS Employer Identification No.)

1601 Washington Plaza Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (703) 464-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2007, Stewart R. Little resigned from the Board of Directors of Millennium Bankshares Corporation (the “Company”) effective immediately. Mr. Little had been a director of the Company since 1998.

On February 19, 2007, the Board of Directors of the Company appointed Barbara Wortley as a director of the Company effective as of February 28, 2007. The Company expects that the Board of Directors will appoint Ms. Wortley to the Executive Committee and the Nominating and Governance Committee at that time. The Company has notified Ms. Wortley that the Board of Directors will nominate her to stand for election (i) at the 2007 Annual Meeting of Shareholders as a Class C Director to finish out the remaining one-year term of Mr. Little and (ii) at the 2008 Annual Meeting for a full three-year term.

Upon her appointment, Ms. Wortley will participate in the Company’s director compensation program at the same level as the other non-management directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

(Registrant)

Dated: February 23, 2007                                                    By:           /s/Dale G. Phelps

Dale G. Phelps
Executive Vice President and
Chief Financial Officer